SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                               Amendment No. 1 to
                                    FORM 8-K
                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                    DATE OF EVENT REPORTED: OCTOBER 30, 2000


                         Integrated Food Resources, Inc.
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                 (Name of Small Business Issuer in Its Charter)


       State of Nevada                    0-25109               93-1255001
-------------------------------       -----------------     --------------------
(State or other jurisdiction of       (Commission File      (I.R.S. Employer
incorporation or organization)                  Number)      Identification No.)


                 6700 S.W. Sandburg Street, Tigard, Oregon 97223
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                    (Address of Principal Executive Offices)


                                  503-598-4357
                            ------------------------
                            (Issuer's Telephone No.)

ITEM 4. CHANGE IN CERTIFYING PUBLIC ACCOUNTANTS

On October 30, 2000, management of Integrated Foods Resources, Inc. (the "Company") was notified by Moss Adams LLP, of their resignation as independent public accountants for the Company. Moss Adams LLP ("Moss Adams") served as independent public accountants and auditors of the Company's financial statements for the year ending July 31, 1999.

Moss Adams LLP's decision to resign as independent public accountants was based on the Company's inability to make final payment for the July 31, 1999 audit and to provide compensation for the 2000 audit. As a result, Moss Adams would have lacked sufficient independence under professional auditing standards to continue as independent public accountants for the Company.

The reports of Moss Adams LLP on the Registrant's financial statements for the fiscal years ended July 31, 1999 and 1998 did not contain an adverse opinion or a disclaimer of opinion, or a qualification of modification as to uncertainty, audit scope or accounting principles.

In connection with its audits for the Registrant's two most recent fiscal years and through October 30, 2000 there were no disagreements with Moss Adams LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During the Registrant's two most recent fiscal years and through October 30, 2000 there have been no reportable events.


Statements in this report which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These potential risks and uncertainties could cause actual results to differ from those contained in this report and include, without limitation, the ability of the Company and the other parties to the transaction to satisfy the conditions and provisions of the escrow agreement, the effects of government regulation, its dependence on a limited number of enterprise customers and limited relationships with buyers and sellers. These and other risk factors are described in detail the Company's filings with the Securities and Exchange Commission.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              Integrated Food Resources, Inc.

Date: November 6, 2000                                By /s/ Alain de la Motte
                                                       ---------------------
                                                           Alain de la Motte
                                                            Chairman and CEO